Exhibit 99.1

—   Travelport Announces Second Quarter 2008 Results   —

Second Quarter Highlights

•                  Net Revenue and Adjusted Net Revenue of $703 million, representing a (2%) decrease and 1% increase, respectively, over the second quarter of 2007

•                  EBITDA of $187 million, representing 55% growth over the second quarter of 2007
Adjusted EBITDA of $203 million, representing an 8% increase over the second quarter of 2007

•                  Net Income of $59 million, representing an $81 million increase over the second quarter of 2007

Re-engineering Cost Savings and Worldspan Synergy Highlights

•                  Actions taken through quarter end to achieve $181 million of annual run rate savings from the re-engineering of the Travelport business

•                  Worldspan synergies on schedule, actions taken to date to achieve annual run rate synergies of $60 million out of a target of $150 million

NEW YORK, NY, August 13, 2008  — Travelport Limited, the parent company of the Travelport group of companies, today announced its financial results for the quarter ended June 30, 2008.  Travelport recognized net revenue and adjusted net revenue of $703 million for the second quarter of 2008, representing a (2%) decrease and 1% increase, respectively, over the same period last year.  Travelport achieved EBITDA of $187 million and adjusted EBITDA of $203 million in the second quarter of 2008, representing an increase of 55% and 8%, respectively, over the same period last year.

Travelport Consolidated

($ in millions)

	2Q 2007	2Q 2008	Change*	% Change*
Net Revenue (1) (2)	$715	$703	$(12)	(2)%
Adjusted Net Revenue (3)	$694	$703	$9	1%
EBITDA (1) (2)	$121	$187	$66	55%
Adjusted EBITDA (3)	$188	$203	$15	8%
Adjusted EBITDA Margin %	27.1%	28.9%	179 bps	7%

*	May not calculate due to rounding
(1)	2Q 2007 includes Orbitz Worldwide results.
(2)	2Q 2007 excludes Worldspan results.
(3)	Adjusted results exclude Orbitz Worldwide and include Worldspan in all periods, as if both transactions had taken place on January 1, 2007.

Travelport Consolidated Excluding Worldspan and Orbitz Worldwide

($ in millions)

	2Q 2007	2Q 2008	Change*	% Change*
Adjusted Net Revenue	$497	$518	$21	4%
Adjusted EBITDA	$132	$153	$21	16%
Adjusted EBITDA Margin %	26.6%	29.5%	298 bps	11%

*                    May not calculate due to rounding

Travelport CEO and President, Jeff Clarke, stated:  “Travelport’s results in the second quarter of 2008 continue to show the resiliency of our business even during a difficult operating environment.  The softness in the first quarter accelerated into the second quarter with total GDS segments declining 9% year-over-year.  GTA continued to perform well and grew net revenue 26% in the quarter.  Travelport was able to grow adjusted net revenue 1% and adjusted EBITDA 8%.  Excluding the impact of Worldspan, Travelport grew adjusted net revenue and adjusted EBITDA by 4% and 16%, respectively.”

Mike Rescoe, Travelport CFO, stated: “We continue to successfully execute our Worldspan synergy programs.  Our re-engineering cost savings and Worldspan synergies are proving effective in our ability to grow our profit despite the challenging environment.  During the quarter, we realized $43 million of cost savings from our re-engineering program, compared to the $31 million of cost savings realized during the second quarter of 2007, as well as $14 million from Worldspan synergies.  We repurchased approximately $77 million in principal amount of our bonds during the quarter and ended the quarter with $309 million of cash. In aggregate, through the end of the second quarter, we have repurchased approximately $121 million in principal amount of our bonds before hedges, which will save us $11 million in cash interest payments on an annual basis.  We are committed to delevering  the company by opportunistically buying back more debt.  As a result of the operating performance of the business, the deleveraging of the company and the decrease in one time costs, net income in the quarter was $59 million, an improvement of $81 million compared to the second quarter of 2007.”

Financial Highlights Second Quarter 2008

GDS

($ in millions)

	2Q 2007	2Q 2008	Change*	% Change*
Net Revenue (1)	$408	$592	$184	45%
Adjusted Net Revenue (2)	$606	$592	$(14)	(2)%
EBITDA (1)	$120	$164	$44	37%
Adjusted EBITDA (2)	$188	$188	$0	0%
Adjusted EBITDA Margin %	31.0%	31.8%	73 bps	2%

*	May not calculate due to rounding
(1)	2Q 2007 excludes Worldspan results.
(2)	Adjusted results include Worldspan in all periods, as if the acquisition had closed on January 1, 2007.

Net revenue and EBITDA from our GDS business were $592 million and $164 million, respectively, for the second quarter of 2008.  Adjusted net revenue and adjusted EBITDA for our GDS business were $592 million and $188 million, respectively, for the second quarter of 2008.  In the tables below, we provide a further analysis of the underlying Galileo and Worldspan results within the GDS segment.

Galileo (included in GDS results above)

($ in millions)

	2Q 2007	2Q 2008	Change*	% Change*
Net Revenue	$408	$407	$(1)	(0)%
Adjusted Net Revenue	$409	$407	$(2)	(0)%
EBITDA	$120	$123	$3	2%
Adjusted EBITDA	$132	$137	$5	4%
Adjusted EBITDA Margin %	32.3%	33.7%	139 bps	4%

*                    May not calculate due to rounding

Adjusted net revenue and adjusted EBITDA from Galileo were $407 million and $137 million, respectively, in the second quarter of 2008.  This resulted in flat revenue growth and an increase in adjusted EBITDA of 4%, compared to the second quarter of 2007.  Lower revenue resulted from a (5)% decline in Galileo segments, particularly in the Americas where segments were down (8)%, offset by higher yield per segment compared to the second quarter of 2007.  Agency inducements increased 2% compared to the second quarter of 2007, driven by unfavorable exchange rates.   In addition, Galileo reduced its operating expenses, excluding inducements to agents, by $10 million, or 8%, compared to the second quarter of 2007.  Higher yields and operating expense savings drove a 139 bps improvement in adjusted EBITDA margin to 33.7% compared to the second quarter of 2007.

Worldspan (included in GDS results above)

($ in millions)

	2Q 2007	2Q 2008	Change*	% Change*
Net Revenue (1)	—	$185	—	—
Adjusted Net Revenue (2)	$197	$185	$(12)	(6)%
EBITDA (1)	—	$41	—	—
Adjusted EBITDA (2)	$56	$50	$(6)	(11)%
Adjusted EBITDA Margin %	28.4%	27.0%	-140 bps	(5)%

*	May not calculate due to rounding
—	Not meaningful
(1)	2Q 2007 excludes Worldspan results.
(2)	Adjusted results include Worldspan in all periods, as if the acquisition had closed on January 1, 2007.

Adjusted net revenue from Worldspan was $185 million for the second quarter of 2008, reflecting a decline of (6)% compared to the same period in 2007, almost entirely due to the loss of segments from Expedia.  Adjusted EBITDA from Worldspan was $50 million for the second quarter of 2008, which represents a decline of (11)% compared to the same quarter in 2007 and reflects the short-term reverse leverage impact of lower revenue.

GTA

($ in millions)

	2Q 2007	2Q 2008	Change*	% Change*
Net Revenue (1)	$88	$111	$23	26%
Adjusted Net Revenue (1)	$88	$111	$23	26%
EBITDA (1)	$26	$36	$10	38%
Adjusted EBITDA (1)	$30	$36	$6	20%
Adjusted EBITDA Margin %	34.1%	32.4%	-166 bps	(5)%

*	May not calculate due to rounding
(1)	The results of 2Q 2007 reflect the sale of Trust International on January 2, 2008, as a discontinued operation in our financial results.

Net revenue and EBITDA for GTA were $111 million and $36 million, respectively, in the second quarter of 2008.  Adjusted net revenue and adjusted EBITDA for GTA in the second quarter of 2008 were $111 million and $36 million, an increase of 26% and 20%, respectively, compared with the second quarter of 2007.  Global Total Transaction Value (TTV) grew 13% in the quarter, driven primarily by a mix of improved pricing and favorable currency trends.  TTV in EMEA and APAC regions grew 30% and 17%, respectively, which was somewhat offset by declines in North America and our affiliate channels.  Operating expenses for GTA increased 15% during the second quarter of 2008, due to investments to support the significant growth in TTV as well as unfavorable foreign exchange rates.

Corporate and Other

Travelport incurred adjusted Corporate and Other expenses of $20 million for the second quarter of 2008, a reduction of $10 million, or 33%, compared to the first quarter of 2007.  Excluded from the adjusted results are gains from the early retirement of our repurchased bonds and other one-time costs related to integration.  During the second quarter of 2008, Travelport generated $204 million in cash from operations.

Prior Period Adjustments

Travelport also reported an error related to certain financial assistance expenses effecting prior periods.  Such error had an insignificant impact on prior financial results and no impact to cash.  However, Travelport decided to restate prior periods in order to correct the presentation.  As a result, Travelport will be restating certain previously issued financial statements.  The impact of the corrections amount to approximately $3 million, $4 million and $2 million for the periods from July 13, 2006 (Formation Date) to December 31, 2006, the year ended December 31, 2007 and the 3 months ended March 31, 2008, respectively.

Orbitz Worldwide

($ in millions)

Travelport Limited currently owns approximately 48% of the outstanding equity of Orbitz Worldwide. Travelport deconsolidated the results of Orbitz Worldwide with effect from October 31, 2007 and accounts for the Orbitz Worldwide results under the equity method of accounting.  For a discussion of Orbitz Worldwide’s year-over-year performance, please refer to the earnings release of Orbitz Worldwide.

	2Q 2007	2Q 2008	Change	% Change
Net Revenue (1)	$235	—	—	—
Adjusted Net Revenue (1)	—	—	—	—
EBITDA (1)	$26	—	—	—
Adjusted EBITDA (1)	—	—	—	—

—	Not meaningful
(1)	2Q 2007 includes Orbitz Worldwide results. Adjusted results exclude Orbitz Worldwide in all periods.

Conference Call/Webcast

The Company’s second quarter 2008 earnings conference call will be accessible to the media and general public via live Internet Webcast today beginning at 11:00 a.m. (EST), and through a limited number of listen-only, dial-in conference lines.  The Webcast will be available through the Investor Center section of the Company’s Web site at www.travelport.com.  To access the call through a conference line, dial 888-713-4216 in the United States and 617-213-4868 for international callers beginning at least 10 minutes prior to the scheduled start of the call. The passcode is 62262431.  A replay of the conference call will be available August 13, 2008 at 1:00 p.m. (EST) through August 20, 2008. To access the replay, dial 888-286-8010 in the United States and 617-801-6888 for international callers. The passcode is 43596526.

About Travelport

Travelport is one of the world’s largest travel conglomerates offering broad based business services to companies operating in the global travel industry. The company is comprised of Travelport GDS, a global distribution system business that includes the Worldspan and Galileo brands; GTA, a group travel and wholesale hotel business; Business Intelligence Services, a data analysis business; and IT Services and Software, which hosts mission critical applications and provides business solutions for major airlines.  Travelport also owns approximately 48% of Orbitz Worldwide (NYSE: OWW), a leading global online travel company. With on-going annual revenues of approximately $2.6 billion, Travelport operates in 145 countries and has approximately 6,000 employees.  Travelport is a private company owned by The Blackstone Group, One Equity Partners, Technology Crossover Ventures and Travelport management.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” that involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: our ability to service our outstanding indebtedness and the impact such indebtedness may have on the way we operate our business; factors affecting the level of travel activity, particularly air travel volume, including security concerns, natural disasters and other disruptions; general economic and business conditions in the markets in which we operate, including fluctuations in currencies; pricing, regulatory and other trends in the travel industry; our ability to obtain travel supplier inventory from travel suppliers, such as airlines, hotels, car rental companies, cruise lines and other travel suppliers; risks associated with doing business in multiple countries and in multiple currencies; maintenance and protection of our information technology and intellectual property; our ability to successfully integrate acquired businesses and realize anticipated benefits of past and future acquisitions, including the Worldspan acquisition; the impact on supplier capacity and inventory resulting from consolidation of the airline industry; financing plans and access to adequate capital on favorable terms; our ability to achieve expected cost savings and operational synergies from our re-engineering efforts and the Worldspan acquisition; our ability to successfully complete the consolidation of our system infrastructure and web and database servers for our Galileo and Worldspan GDS operations in Atlanta; and our ability to maintain existing relationships with travel agencies and tour operators and to enter into new relationships. Other unknown or unpredictable factors also could have material adverse effects on our performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except to the extent required by applicable securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

This release includes certain non-GAAP financial measures as defined under SEC rules.  As required by SEC rules,  important information regarding such measures is contained on pages 7 through 9 of this release.

INVESTOR CONTACT: Raffaele Sadun of Travelport, +1-973-939-1450, or raffaele.sadun@travelport.com

MEDIA CONTACT: Elliot Bloom of Travelport, +1-212-915-9110, or elliot.bloom@travelport.com

TRAVELPORT LIMITED

STATEMENTS OF OPERATIONS

(in millions)

(UNAUDITED)

	As Restated		As Restated
	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2008	2007	2008

Net revenue	$715	$703	$1,381	$1,369

Costs and expenses
Cost of revenue	285	362	565	702
Selling, general and administrative	301	158	562	341
Separation and restructuring charges	6	5	29	14
Depreciation and amortization	51	62	105	129
Other expense, net	2	—	2	—
Total costs and expenses	645	587	1,263	1,186

Operating income	70	116	118	183
Interest expense, net	(83)	(52)	(168)	(138)
Gain on early extinguishment of debt	—	9	—	18
Income (loss) from continuing operations before income taxes and equity in losses of investments, net	(13)	73	(50)	63
Provision for income taxes	(8)	(11)	(5)	(23)
Equity in losses of investments, net	—	(3)	—	(10)
Income (loss) from continuing operations, net of tax	(21)	59	(55)	30
Loss from discontinued operations	(1)	—	(1)	—
Net income (loss)	$(22)	$59	$(56)	$30

TRAVELPORT LIMITED

SEGMENT EBITDA AND RECONCILIATION OF EBITDA

(in millions)

(UNAUDITED)

	Three Months Ended June 30, 2007	Three Months Ended June 30, 2008	Six Months Ended June 30, 2007	Six Months Ended June 30, 2008
GDS
Net revenue	$408	$592	$822	$1,184
Segment EBITDA	120	164	235	330
GTA
Net revenue	88	111	145	185
Segment EBITDA	26	36	25	45
Orbitz Worldwide
Net revenue	235	—	447	—
Segment EBITDA	26	—	49	—
Corporate and other
EBITDA(a)	(51)	(13)	(86)	(45)
Intersegment eliminations(b)
Net revenue	(16)	—	(33)	—
Consolidated Totals
Net revenue	$715	$703	$1,381	$1,369
EBITDA	$121	$187	$223	$330

—	Not meaningful.
(a)	Other includes corporate general and administrative costs not allocated to the segments.
(b)	Consists primarily of eliminations related to the inducements paid by Galileo to Orbitz Worldwide.

Provided below is a reconciliation of EBITDA to income/(loss) from continuing operations before income taxes and equity in losses of investments, net:

	Three Months Ended June 30, 2007	Three Months Ended June 30, 2008	Six Months Ended June 30, 2007	Six Months Ended June 30, 2008

EBITDA	$121	$187	$223	$330
Interest expense, net	(83)	(52)	(168)	(138)
Depreciation and amortization	(51)	(62)	(105)	(129)
Income (loss) from continuing operations before income taxes and equity in losses of investments, net	$(13)	$73	$(50)	$63

Adjusted Revenue, EBITDA, and Adjusted EBITDA are non-GAAP measures and may not be comparable to similarly named measures used by other companies. We believe that these measures provide management with a more complete understanding of the underlying operating results and trends and an enhanced overall understanding of the Company’s financial performance and prospects for the future. Adjusted Revenue, EBITDA and Adjusted EBITDA are not intended to be measures of liquidity or cash flows from operations nor measures comparable to net income as they do not take into account certain requirements such as capital expenditures and related depreciation, principal and interest payments and tax payments. However, they are management’s primary metric for measuring business performance and are used by the Board of Directors to determine incentive compensation.  Capital expenditures, which impact depreciation and amortization, interest expense and income tax expense, are reviewed separately by management.  Adjusted Revenue, EBITDA and Adjusted EBITDA are disclosed so that investors may have the same tools available to management when evaluating the results of Travelport. Adjusted Revenue is defined as Revenue adjusted to exclude the impact of deferred revenue written off due to purchase accounting on the acquisition of Travelport by an affiliate of The Blackstone Group. EBITDA is defined as net income (loss) before interest, income taxes, depreciation and amortization, each of which is presented on Travelport’s Statement of Operations.  Adjusted EBITDA is defined as EBITDA adjusted to exclude the aforementioned impact of purchase accounting, impairment of intangibles assets, expenses incurred in conjunction with Travelport’s separation from Cendant, expenses incurred to acquire and integrate Travelport’s portfolio of businesses, costs associated with Travelport’s restructuring efforts and development of a global on-line travel platform, non-cash equity-based compensation, and other adjustments made to exclude expenses management views as outside the normal course of operations.

TRAVELPORT LIMITED

RECONCILIATION OF NET REVENUE AND EBITDA TO ADJUSTED NET REVENUE AND ADJUSTED EBITDA

(in millions)

(UNAUDITED)

	Three Months Ended June 30, 2008
	Galileo	Worldspan	Orbitz Worldwide	GTA	Corporate & Other	Total*
Net Revenue	$407	$185	$—	$111	$—	$703
Adjustments
Total	(0)	—	—	—	—	(0)
Adjusted Net Revenue*	$407	$185	$—	$111	$—	$703

EBITDA	$123	$41	$—	$36	$(13)	$187
Adjustments
Impairment	—	—	—	—	0	0
Acquired / Disposed EBITDA	5	—	—	—	—	5
Separation from Cendant and Related	0	—	—	—	2	2
Non-recurring Items Associated with Travelport Acquisitions	7	8	—	(1)	3	16
Restructure and Related	3	1	—	1	1	5
Other	—	—	—	—	(12)	(12)
Total	14	9	—	(1)	(6)	16
Adjusted EBITDA*	$137	$50	$—	$36	$(20)	$203

	Three Months Ended June 30, 2007
	Galileo	Worldspan	Orbitz Worldwide	GTA	Corporate & Other	Total*
Net Revenue	$408	$—	$235	$88	$(16)	$715
Adjustments
Acquired / Disposed Revenue	(0)	197	(235)	(1)	16	(22)
Separation from Cendant and Related	1	—	—	0	—	1
Other	—	—	—	—	—	—
Total	1	197	(235)	(0)	16	(21)
Adjusted Net Revenue*	$409	$197	$—	$88	$—	$694

EBITDA	$120	$—	$26	$26	$(51)	$121
Adjustments
Impairment	0	—	—	—	0	0
Acquired / Disposed EBITDA	4	61	(26)	(0)	—	38
Separation from Cendant and Related	1	—	—	0	3	5
Non-recurring Items Associated with Travelport Acquisitions	3	—	—	3	11	17
Restructure and Related	4	—	—	1	0	4
Equity based compensation	—	—	—	0	9	9
Other	—	(5)	—	—	(3)	(8)
Total	12	56	(26)	4	21	67
Adjusted EBITDA*	$132	$56	$—	$30	$(30)	$188

* Totals may not calculate due to rounding.

— Not meaningful.

TRAVELPORT LIMITED

RECONCILIATION OF NET REVENUE AND EBITDA TO ADJUSTED NET REVENUE AND ADJUSTED EBITDA

(in millions)

(UNAUDITED)

	Six Months Ended June 30, 2008
	Galileo	Worldspan	Orbitz Worldwide	GTA	Corporate & Other	Total*
Net Revenue	$819	$365	$—	$185	$—	$1,369
Adjustments
Acquired / Disposed Revenue	(0)	—	—	—	—	(0)
Separation from Cendant and Related	1	—	—	—	—	1
Total	1	—	—	—	—	1
Adjusted Net Revenue*	$820	$365	$—	$185	$—	$1,370

EBITDA	$257	$72	$—	$45	$(45)	$330
Adjustments
Impairment	—	—	—	—	0	0
Acquired / Disposed EBITDA	7	—	—	—	—	7
Separation from Cendant and Related	1	—	—	(0)	3	4
Non-recurring Items Associated with Travelport Acquisitions	11	18	—	(2)	15	41
Restructure and Related	6	3	—	2	3	14
Other	—	—	—	—	(20)	(20)
Total	25	21	—	(1)	1	46
Adjusted EBITDA*	$282	$93	$—	$45	$(44)	$376

	Six Months Ended June 30, 2007
	Galileo	Worldspan	Orbitz Worldwide	GTA	Corporate & Other	Total*
Net Revenue	$822	$—	$447	$145	$(34)	$1,381
Adjustments
Acquired / Disposed Revenue	(0)	407	(447)	(2)	34	(9)
Separation from Cendant and Related	3	—	—	2	—	5
Total	2	407	(447)	0	34	(4)
Adjusted Net Revenue*	$825	$407	$—	$145	$—	$1,377

EBITDA	$235	$—	$49	$25	$(86)	$223
Adjustments
Impairment	0	—	—	—	0	0
Acquired / Disposed EBITDA	6	124	(49)	(1)	—	80
Separation from Cendant and Related	3	—	—	2	7	12
Non-recurring Items Associated with Travelport Acquisitions	3	—	—	6	18	27
Restructure and Related	22	—	—	2	1	24
Equity based compensation	—	—	—	1	12	12
Other	—	(2)	—	—	(3)	(5)
Total	34	122	(49)	9	35	151
Adjusted EBITDA*	$269	$122	$—	$34	$(51)	$374

* Totals may not calculate due to rounding.

— Not meaningful.

TRAVELPORT LIMITED

BALANCE SHEETS

(in millions, except per share data)

(UNAUDITED)

	As Restated
	December 31, 2007	June 30, 2008
Assets
Current assets:
Cash and cash equivalents	$309	$309
Accounts receivable, net	417	504
Deferred income taxes	9	10
Other current assets	252	340
Assets of discontinued operations	36	—
Total current assets	1,023	1,163
Property and equipment, net	532	518
Goodwill	1,757	1,832
Trademarks and tradenames	510	524
Other intangible assets, net	1,717	1,702
Investment in Orbitz Worldwide	366	365
Non-current deferred income taxes	3	3
Other non-current assets	242	235
Total assets	$6,150	$6,342
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$191	$228
Accrued expenses and other current liabilities	827	936
Current portion of long-term debt	17	19
Deferred income taxes	—	1
Liabilities of discontinued operations	8	—
Total current liabilities	1,043	1,184
Long-term debt	3,751	3,708
Deferred income taxes	261	275
Other non-current liabilities	209	171
Total liabilities	5,264	5,338
Commitments and contingencies
Shareholders’ equity:
Common stock $1.00 par value; 12,000 shares authorized, 12,000 shares issued and outstanding	—	—
Additional paid in capital	1,317	1,317
Accumulated deficit	(594)	(564)
Accumulated other comprehensive income	163	251
Total shareholders’ equity	886	1,004
Total liabilities and shareholders’ equity	$6,150	$6,342

TRAVELPORT LIMITED

STATEMENTS OF CASH FLOWS

(in millions)

(UNAUDITED)

	As Restated
	Six Months Ended June 30, 2007	Six Months Ended June 30, 2008
Operating activities of continuing operations
Net income (loss)	$(56)	$30
Loss from discontinued operations	1	—
Loss from continuing operations	(55)	30
Adjustments to reconcile net loss to net cash provided by operating activities from continuing operations
Depreciation and amortization	105	129
Deferred income taxes	(12)	(6)
Provision for bad debts	4	7
Payment of FASA liability	—	(17)
Amortization of debt issuance costs	10	11
Non-cash charges related to tax sharing liability	6	—
Gain on early extinguishment of debt	—	(18)
Unrealized gains on interest rate derivatives	—	(25)
Equity based compensation	13	—
Equity in losses of investments, net	—	10
Changes in assets and liabilities, net of effects from acquisitions and disposals
Accounts receivable	(3)	(78)
Other current assets	—	(6)
Accounts payable, accrued expenses and other current liabilities	267	129
Other	(19)	(13)
Net cash provided by operating activities of continuing operations	316	153
Investing activities of continuing operations
Property and equipment additions	(64)	(46)
Businesses acquired, net of cash and acquisition related payments	(7)	(3)
Proceeds from asset sales	75	—
Other	1	1
Net cash provided by (used in) investing activities of continuing operations	5	(48)
Financing activities of continuing operations
Principal payments on borrowings	(111)	(109)
Issuance of common stock	2	—
Net cash used in financing activities of continuing operations	(109)	(109)
Effect of changes in exchange rates on cash and cash equivalents	4	4
Net increase in cash and cash equivalents from continuing operations	216	—
Cash and cash equivalents at beginning of period	87	309
Cash and cash equivalents at end of period	303	309
Less cash of discontinued operations	(1)	—
Cash and cash equivalents of continuing operations	$302	$309

Supplemental disclosure of cash flow information
Interest payments	$161	$131
Income tax payments, net	$16	$18

TRAVELPORT LIMITED

Operating Statistics

(UNAUDITED)

	Three Months Ended
	June 30,
	2008	2007	Change	% Change
Galileo (segments in millions)
Americas Segments	24.6	26.7	(2.1)	(8)%
International Segments	43.3	45.0	(1.7)	(4)%
Total Segments	67.9	71.7	(3.8)	(5)%

Worldspan (segments in millions)
Total Segments	33.5	40.0	(6.5)	(16)%

Total GDS Segments (segments in millions)	101.4	111.7	(10.3)	(9)%

GTA (TTV in millions)

Total Transaction Value	$551	$486	$65	13%

	Six Months Ended
	June 30,
	2008	2007	Change	% Change
Galileo (segments in millions)
Americas Segments	51.3	55.2	(3.9)	(7)%
International Segments	89.1	91.3	(2.2)	(2)%
Total Segments	140.4	146.5	(6.1)	(4)%

Worldspan (segments in millions)
Total Segments	69.2	84.1	(14.9)	(18)%

Total GDS Segments (segments in millions)	209.6	230.6	(21.0)	(9)%

GTA (TTV in millions)

Total Transaction Value	$941	$812	$129	16%